[PRINCETON NATIONAL BANCORP LOGO]

                                                                  EXHIBIT 99.1

                                    PRINCETON NATIONAL BANCORP, INC. SURPASSES
                                              FIRST SIX MONTHS OF 2002 RESULTS

PRINCETON, Illinois -- July 29, 2003 -- Princeton National Bancorp, Inc. (NASDAQ: PNBC)

President Tony J. Sorcic announced today, "Princeton National Bancorp, Inc. reported record earnings for the first six months of 2003. In comparison to the first six months of 2002, net income increased 5.0% to $3,256,000, diluted earnings per share increased 8.6% to $1.01, and total other income increased 42.5% to $5,174,000. The Company's plan to generate additional non-interest income, while at the same time growing the Company's assets and providing shareholders a profitable return, has been successful."

President Sorcic continued, "The Company completed the purchase of land in Elburn, Illinois in July of 2003. This land located along the Route 47 corridor complements the subsidiary bank's existing locations. This new location will provide future opportunities for the Company."

President Sorcic concluded, "The Company experienced growth in fee income, assets, deposits, and loans during the quarter. The fee income growth has been outstanding over the past few years, non-performing loans are at a very low level, and the margin should recover over the next several months. The Company continues to focus on long-term shareholder return and believes now, at the bottom of the interest rate cycle, is not the time to take on extraordinary risk."

Net income of $1,484,000 for the second quarter of 2003 represents a 6.2% decrease from the same period in 2002 and a 16.2% decrease from the record-breaking results of the first quarter of 2003. Diluted earnings per share totaled $.46. The return on average equity was 11.57%. The reduction in net income, as compared to the first quarter of 2003, primarily resulted from compression of the Company's net interest margin. Net interest income decreased $1,013,000 during the quarter as compared to the second quarter of 2002. This decrease resulted from additional premium amortization of $1,184,000 due to accelerated prepayments experienced in the Bank's portfolio of collateralized mortgage obligations ("CMO"). This decline was offset by an increase in non-interest income, including $935,000 in gains realized from the sales of securities. Total other income for the quarter was $3,011,000, an increase of 73.2% from the second quarter of 2002 and a 39.2% increase from the first quarter of 2003. For the twelfth consecutive quarter, annualized non-interest income equaled or exceeded 1% of average assets.

The loan portfolio has experienced strong growth over the past twelve months, despite the sluggish economy and the Company's traditionally conservative underwriting practices. Net loans as of June 30, 2003 totaled $366,376,000. Currently, the Company has approximately $30,000,000 in its commercial loan pipeline. The Company has experienced a 57.1% decrease in non-performing loans; the balance at June 30, 2003 was $2,951,000 as compared to $6,872,000 at June 30, 2002. The ratio of non-performing loans to total assets as of June 30, 2003 was .81%. This compares favorably to the March 31, 2003 FDIC commercial bank statistics average of 1.40% (the 2nd quarter statistics are unavailable at this time).

Total assets at quarter-end reached a record of $605,614,000 and total deposits ended the second quarter at $531,127,000. The stock price of $25.20 as of June 30, 2003 represents a 27.5% increase from June 30, 2002.

The Company has completed 100% of the Stock Repurchase Program announced on July 15, 2002, under which 165,300 shares were repurchased at an average price of $21.58. No shares have been repurchased under the plan announced on May 1, 2003. Since 1997, the Company has repurchased a total of 974,271 shares through stock repurchase programs.

The Company has community-banking locations throughout northern Illinois, five of which are in high growth markets. These communities include: Huntley, Hampshire, Minooka, Sandwich, Genoa, Peru, Princeton, Henry, Oglesby, Spring Valley, and DePue. The subsidiary bank, Citizens First National Bank, provides financial services to meet the needs of individuals, businesses, and public entities.

This press release contains certain forward-looking statements, including certain plans, expectations, goals, and projections, which are subject to numerous assumptions, risks, and uncertainties. These forward-looking statements are identified by the use of words such as 1) believes, 2) anticipates, 3) estimates, 4) expects, 5) projects or similar words. Actual results could differ materially from those contained or implied by such statements for a variety of factors including: changes in economic conditions; movements in interest rates; competitive pressures on product pricing and services; success and timing of business strategies; the nature, extent, and timing of governmental actions and reforms; and extended disruption of vital infrastructure. The figures included in this press release are unaudited and may vary from the audited results.




Inquiries should be directed to:     Lou Ann Birkey, Vice President -Investor
                                     Relations,
                              Princeton National Bancorp, Inc. (815) 875-4444, E-Mail address: pnbc@citizens1st.com

                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


                     CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(dollars in thousands, except share data)

                                                                                June 30,           December 31,         June 30,
                                                                                  2003                2002                2002
                                                                               -----------         -----------         -----------
ASSETS

Cash and due from banks                                                        $    18,301         $    13,939         $    12,348
Interest-bearing deposits with financial institutions                                7,389               1,706               1,172
Federal funds sold                                                                   8,575               3,225               6,500
                                                                               -----------         -----------         -----------
     Total cash and cash equivalents                                                34,265              18,870              20,020

Loans held for sale, at lower of cost or market                                      2,432               6,761               2,390

Investment securities available-for-sale                                           149,832             157,881             145,972
Investment securities held-to-maturity                                              18,490              11,437              14,107
                                                                               -----------         -----------         -----------
     Total investment securities                                                   168,322             169,318             160,079

Loans, net of unearned interest                                                    366,374             357,359             347,956
Allowance for loan losses                                                           (2,430)             (2,660)             (2,725)
                                                                               -----------         -----------         -----------
     Net loans                                                                     363,944             354,699             345,231

Premises and equipment, net                                                         13,260              13,388              13,687
Bank-owned life insurance                                                           14,103              13,566              13,317
Goodwill, net of accumulated amortization                                            1,355               1,355               1,355
Intangible assets, net of accumulated amortization                                   1,628               1,732               1,836
Interest receivable                                                                  4,081               5,180               4,901
Other real estate owned                                                                  0                  75                   0
Other assets                                                                         2,224               2,431               2,066
                                                                               -----------         -----------         -----------

     TOTAL ASSETS                                                              $   605,614         $   587,375         $   564,882
                                                                               ===========         ===========         ===========


LIABILITIES

Demand deposits                                                                $    60,956         $    58,655         $    47,932
Interest-bearing demand deposits                                                   165,464             155,549             129,661
Savings deposits                                                                    55,627              51,750              53,331
Time deposits                                                                      249,080             245,313             258,305
                                                                               -----------         -----------         -----------
     Total deposits                                                                531,127             511,267             489,229

Customer repurchase agreements                                                       9,051              10,044               9,913
Advances from the Federal Home Loan Bank                                             5,450               5,750               6,067
Interest-bearing demand notes issued to the U.S. Treasury                            2,397               2,397               1,623
Note payable                                                                         1,251               1,300               1,450
                                                                               -----------         -----------         -----------
     Total borrowings                                                               18,149              19,491              19,053

Other liabilities                                                                    4,638               5,543               5,602
                                                                               -----------         -----------         -----------
     Total liabilities                                                             553,914             536,301             513,884
                                                                               -----------         -----------         -----------

STOCKHOLDERS' EQUITY

Common stock                                                                        20,699              20,699              20,699
Surplus                                                                              6,904               6,612               6,451
Retained earnings                                                                   37,280              35,255              34,168
Accumulated other comprehensive income, net of tax                                   2,032               2,218               1,753
Less:  Treasury stock                                                              (15,215)            (13,710)            (12,073)
                                                                               -----------         -----------         -----------
     Total stockholders' equity                                                     51,700              51,074              50,998
                                                                               -----------         -----------         -----------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                       $   605,614         $   587,375         $   564,882
                                                                               ===========         ===========         ===========


CAPITAL STATISTICS

YTD average equity to average assets                                                  8.62%               8.75%               8.79%
Tier 1 leverage capital ratio                                                         7.85%               7.80%               8.38%
Tier 1 risk-based capital ratio                                                      11.39%              11.10%              12.09%
Total risk-based capital ratio                                                       11.97%              11.74%              12.79%
Book value per share                                                           $     16.26         $     15.79         $     15.42
Closing market price per share                                                 $     25.20         $     21.15         $     19.78
End of period shares outstanding                                                 3,180,458           3,233,686           3,306,823
End of period treasury shares outstanding                                          959,383             906,155             833,018

                    [PRINCETON NATIONAL BANCORP, INC. LOGO]


                  CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(dollars in thousands, except share data)

                                                                     THREE MONTHS    THREE MONTHS      SIX MONTHS       SIX MONTHS
                                                                         ENDED           ENDED            ENDED            ENDED
                                                                     Jun. 30, 2003   Jun. 30, 2002    Jun. 30, 2003    Jun. 30, 2002
                                                                     -------------   -------------    -------------    -------------
INTEREST INCOME

Interest and fees on loans                                           $      5,958    $      6,264     $     11,942    $     12,545
Interest and dividends on investment securities                               633           1,900            2,437           3,811
Interest on federal funds sold                                                 28              35               48              70
Interest on interest-bearing time deposits in other banks                      21              19               37              44
                                                                     ------------    ------------     ------------    ------------
     Total Interest Income                                                  6,640           8,218           14,464          16,470
                                                                     ------------    ------------     ------------    ------------

INTEREST EXPENSE

Interest on deposits                                                        2,671           3,213            5,441           6,661
Interest on borrowings                                                        106             129              214             272
                                                                     ------------    ------------     ------------    ------------
     Total Interest Expense                                                 2,777           3,342            5,655           6,933
                                                                     ------------    ------------     ------------    ------------

NET INTEREST INCOME                                                         3,863           4,876            8,809           9,537
Provision for loan losses                                                     165             150              265             375
                                                                     ------------    ------------     ------------    ------------

NET INTEREST INCOME AFTER PROVISION                                         3,698           4,726            8,544           9,162
                                                                     ------------    ------------     ------------    ------------

NON-INTEREST INCOME
Trust & farm management fees                                                  318             280              640             583
Service charges on deposit accounts                                           746             655            1,468           1,326
Other service charges                                                         275             252              538             500
Gain on sales of securities available-for-sale                                935               1              935              41
Brokerage fee income                                                          135             165              266             344
Mortgage banking income                                                       440             176              943             364
Bank-owned life insurance                                                     150             184              300             369
Other operating income                                                         12              26               84             105
                                                                     ------------    ------------     ------------    ------------
     Total Non-Interest Income                                              3,011           1,739            5,174           3,632
                                                                     ------------    ------------     ------------    ------------

NON-INTEREST EXPENSE
Salaries and employee benefits                                              2,683           2,430            5,254           4,871
Occupancy                                                                     315             303              622             601
Equipment expense                                                             396             371              792             727
Federal insurance assessments                                                  54              53              109             106
Intangible assets amortization                                                 52              52              104             104
Data processing                                                               180             187              359             371
Advertising                                                                   128             114              218             218
Other operating expense                                                       862             745            1,740           1,492
                                                                     ------------    ------------     ------------    ------------
     Total Non-Interest Expense                                             4,670           4,255            9,198           8,490
                                                                     ------------    ------------     ------------    ------------

INCOME BEFORE INCOME TAXES                                                  2,039           2,210            4,520           4,304
Income tax expense                                                            555             627            1,264           1,203
                                                                     ------------    ------------     ------------    ------------

NET INCOME                                                           $      1,484    $      1,583     $      3,256    $      3,101
                                                                     ============    ============     ============    ============



NET INCOME PER SHARE:
     BASIC                                                           $       0.47    $       0.48     $       1.02    $       0.94
     DILUTED                                                         $       0.46    $       0.48     $       1.01    $       0.93

Basic weighted average shares outstanding                               3,189,877       3,305,532        3,205,497       3,304,989
Diluted weighted average shares outstanding                             3,225,468       3,325,099        3,238,085       3,321,616


PERFORMANCE RATIOS (ANNUALIZED)

Return on average assets                                                     1.00%           1.16%            1.11%           1.14%
Return on average equity                                                    11.57%          12.97%           12.84%          12.92%
Net interest margin (tax-equivalent)                                         3.10%           4.17%            3.51%           4.12%
Efficiency ratio (tax-equivalent)                                           64.87%          61.33%           62.85%          61.48%


ASSET QUALITY

Net loan charge-offs (recoveries)                                             281            (141)             495             (50)
Total non-performing loans                                                  2,951           6,872            2,951           6,872
Non-performing loans as a % of net loans                                     0.81%           1.98%            0.81%           1.98%